                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             Nabors Industries Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          [NABORS INDUSTRIES LTD. LOGO]

                     2ND FLOOR INTERNATIONAL TRADING CENTRE
                             WARRENS, P.O. BOX 905E
                              ST. MICHAEL, BARBADOS

              Notice of 2005 Annual General Meeting of Shareholders
                             Nabors Industries Ltd.
                     Tuesday, June 7, 2005, 11:00 a.m., CDT
                            Wyndham Greenspoint Hotel
                             12400 Greenspoint Drive
                                 Houston, Texas


                                                                    May 9, 2005


Fellow shareholder:

We cordially invite you to attend Nabors Industries Ltd.'s 2005 annual general meeting of shareholders to:

      1.    Elect three Class II directors for three-year terms;

      2. Approve and appoint PricewaterhouseCoopers LLP as independent auditors and authorize the Audit Committee of the Board of Directors to set the auditors' remuneration;

      3. Approve an amendment to the Amended and Restated Bye-Laws to require shareholder approval of certain dispositions of the Company's assets;

      4. Approve an amendment to the Company's 2003 Employee Stock Plan to make nonemployee directors eligible participants under such plan;

      5. Consider a shareholder proposal, if presented by the shareholder proponent; and

      6. Transact such other business as may properly come before the annual general meeting.

Our Board of Directors recommends you vote "FOR" the election of directors, the approval and appointment of auditors, the amendment to the Bye-Laws, and the amendment to the 2003 Employee Stock Plan. Our Board of Directors recommends you vote "AGAINST" the shareholder proposal, if presented.

The financial statements for the Company will also be presented at the annual general meeting.

We hope you will read the proxy statement and submit your proxy. On behalf of the Board of Directors and the management of Nabors, I extend our appreciation for your continued support.

                                Sincerely yours,

                                /s/ Eugene M. Isenberg

                                EUGENE M. ISENBERG
                                Chairman of the Board & Chief Executive Officer

                             NABORS INDUSTRIES LTD.
                     2ND FLOOR INTERNATIONAL TRADING CENTRE
                             WARRENS, P.O. BOX 905E
                             ST. MICHAEL, BARBADOS


                                 PROXY STATEMENT

                   2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 2005


      We are sending you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the 2005 annual general meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about May 11, 2005. In this proxy statement, "Nabors", the "Company", "we", "us" and "our" refer to Nabors Industries Ltd. or, for information pertaining to periods prior to June 24, 2002, to Nabors Industries, Inc. Where the context requires, such references also include our subsidiaries.


ANNUAL GENERAL MEETING INFORMATION

      DATE AND LOCATION OF THE ANNUAL GENERAL MEETING. We will hold the annual general meeting at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas at 11:00 a.m., Central Daylight Time, on Tuesday, June 7, 2005 unless adjourned or postponed.

      ADMISSION TO THE ANNUAL GENERAL MEETING. Only record or beneficial owners of Nabors common shares may attend the annual general meeting in person. When you arrive at the annual general meeting, please present photo identification, such as a driver's license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement.

VOTING INFORMATION

      RECORD DATE AND QUORUM. The record date for the annual general meeting is April 8, 2005. You may vote all common shares of Nabors that you owned as of the close of business on that date. Each common share entitles you to one vote on each matter to be voted on at the annual general meeting. On the record date, 158,016,454 common shares of Nabors were outstanding. In addition, the holder of record of one Special Voting Preferred Share of Nabors is entitled to a number of votes equal to the number of exchangeable shares of Nabors Exchangeco (Canada), Inc., a corporation incorporated under the laws of Canada, in accordance with the instructions received from the holders of such shares. There were 207,061 exchangeable shares of Nabors Exchangeco (Canada) Inc. outstanding on the record date. A majority of the common shares outstanding on the record date present, in person or by proxy, constitutes a quorum to transact business at the annual general meeting. Abstentions and withheld votes will be counted for purposes of establishing a quorum.

      SUBMITTING VOTING INSTRUCTIONS FOR SHARES HELD IN YOUR NAME. You may vote at the annual general meeting by completing, signing and returning the enclosed proxy card. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendation.

      SUBMITTING VOTING INSTRUCTIONS FOR SHARES HELD IN STREET NAME. If you hold your shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the annual general meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. American Stock Exchange member brokers may vote your shares under the following circumstances:

- DISCRETIONARY ITEMS. The election of directors and approval and appointment of Nabors' independent auditors are "discretionary" items under the rules of the American Stock Exchange. Member brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion.

- NON-DISCRETIONARY ITEMS. The proposals to amend the Company's Bye-Laws and 2003 Employee Stock Plan and the shareholder proposal are "non-discretionary" items under the rules of the American Stock Exchange and may not be voted on by member brokers, absent specific voting instructions from beneficial owners.

      If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter ("broker non-votes"), your shares will not be voted on that matter at the annual general meeting. Accordingly, broker non-votes will not be counted in determining the outcome of vote on any matter at the annual general meeting, except that broker non-votes will count as votes against the vote required for the amendment of the Amended and Restated Bye-Laws. Broker non-votes will, however, be counted for purposes of establishing a quorum.


      REVOKING YOUR PROXY. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the annual general meeting to Daniel McLachlin, Secretary, Nabors Industries Ltd., 2nd Floor International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados; (2) submitting a later proxy; or (3) voting in person at the annual general meeting (although attendance at the annual general meeting will not, by itself, constitute a revocation of a proxy).


      VOTES REQUIRED TO ELECT DIRECTORS AND TO ADOPT OTHER PROPOSALS. Directors are elected by a plurality of the votes cast. The approval and appointment of PricewaterhouseCoopers LLP and authorization for the Audit Committee to set the auditor's remuneration, the adoption of the amendment to our 2003 Employee Stock Plan and the approval of the shareholder proposal each requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon. The approval of the amendment to the Amended and Restated Bye-Laws requires the affirmative vote of the holders of a majority of the outstanding shares of the Company.

      WITHHOLDING YOUR VOTE OR VOTING TO "ABSTAIN". You can withhold your vote for any nominee for election for director. Withheld votes will be excluded from the vote and will have no effect on the outcome. On the other proposals, you can vote to "abstain". If you vote to "abstain", your shares will be counted as present at the annual general meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

                                     ITEM 1
                              ELECTION OF DIRECTORS

      Our Board proposes, based on the recommendation of the Governance and Nominating Committee, the election of Anthony G. Petrello, Myron M. Sheinfeld and Martin J. Whitman as Class II directors for terms ending at the 2008 annual general meeting. Messrs. Petrello, Sheinfeld and Whitman are current directors of Nabors. Each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board or the Board may opt to reduce the number of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. PETRELLO, SHEINFELD AND WHITMAN AS CLASS II DIRECTORS FOR TERMS ENDING AT THE 2008 ANNUAL GENERAL MEETING.

CLASS II
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM ENDING IN 2008


                                                                                                        DIRECTOR
                                                         POSITION WITH NABORS                           OF NABORS
            NAME          AGE                       AND PRIOR BUSINESS EXPERIENCE                        SINCE
            ----          ---                       -----------------------------                      ---------
Anthony G. Petrello....    50    President and Chief Operating Officer of Nabors since 1992, Deputy       1991
                                   Chairman since 2003, a member of the Executive Committee of the
                                   Board since 1991 and a member of the Technical and Safety
                                   Committee of the Board since 2003. From 1979 to 1991,
                                   Mr. Petrello was with the law firm Baker & McKenzie, where he had been Managing Partner of its New York office from 1986 until his resignation in 1991. Mr. Petrello holds a J.D. degree from
                                   Harvard Law School and B.S. and M.S. degrees in Mathematics from
                                   Yale University.

Myron M. Sheinfeld.....    75    Chairman of the Audit Committee of the Board since 1988, a member        1988
                                   of the Compensation Committee of the Board since 1993 and a member of the Governance and Nominating Committee of the Board
                                   since 2002. He is Senior Counsel to the law firm Akin, Gump,
                                   Strauss, Hauer & Feld, L.L.P. From 1970 until April 2001 he held various positions in the law firm Sheinfeld, Maley & Kay
                                   P.C. Mr. Sheinfeld was an adjunct professor of law at the
                                   University of Texas, School of Law from 1975 to 1991, and is a contributing author to numerous legal and business publications, and a contributor, co-editor and co-author of Collier On
                                   Bankruptcy, and a co-author of Collier On Bankruptcy Tax for
                                   Lexis-Nexis and Matthew Bender & Co., Inc. He is President, a
                                   Director and a member of The Houston Chapter of National
                                   Association of Corporate Directors and a member of The National
                                   Association of Corporate Directors.

Martin J. Whitman......    80    Mr. Whitman is the Lead Director for the Company's Board of              1991
                                   Directors. Member of the Audit Committee of the Board since
                                   1993; a member of the Governance and Nominating Committee of the
                                   Board since 2002, and a member of the Executive Committee since
                                   2005. Chief Executive Officer until June 2002 and a Director of
                                   Danielson Holding Corporation (a holding company for barge transportation, energy, and insurance businesses) until October
                                   2004 (Chairman of the Board until July 1999); Chairman and
                                   Trustee of Third Avenue Trust since 1990 and Chief Executive
                                   Officer of Third Avenue Trust from 1990 to 2003; Co-Chief
                                   Investment Officer of Third Avenue Management LLC and its
                                   predecessor (the adviser to Third Avenue Trust) since 2003 and
                                   Chief Investment Officer of Third Avenue Management LLC and its
                                   predecessor from 1991 to 2003; Director of Tejon Ranch Co. (an agricultural and land management company) from 1997 to 2001;
                                   and, Director of Stewart Information Services Corp. (a title insurance and real estate company) from 2000 until 2001. Mr.
                                   Whitman was an Adjunct  Lecturer,  Adjunct  Professor  and
                                   Distinguished Fellow in Finance, Yale University School of
                                   Management from 1972 to 1984 and 1992 to 1999 and is currently an Adjunct Lecturer in Finance at Yale University and an Adjunct
                                   Professor in Finance at Syracuse University. He was an Adjunct
                                   Professor at the Columbia University Graduate School of Business
                                   in 2001.  Mr.  Whitman is co-author  of The  Aggressive
                                   Conservative Investor and author of Value Investing: A Balanced
                                   Approach.

CLASS I
DIRECTORS CONTINUING IN OFFICE - TERMS EXPIRING IN 2007

                                                                                                        DIRECTOR
                                                         POSITION WITH NABORS                          OF NABORS
            NAME          AGE                       AND PRIOR BUSINESS EXPERIENCE                        SINCE
            ----          ---                       -----------------------------                      ---------
James L. Payne.........    68    Chairman of the Governance and Nominating Committee of the Board         1999
                                   since 2002 and a member of the Technical and Safety Committee of the Board since 1999. Mr. Payne is currently Chairman and Chief
                                   Executive Office of Shona Energy Company, LLC. Mr. Payne was
                                   Chairman, Chief Executive Officer and President of Nuevo Energy
                                   Company (a company engaged in the acquisition, production and exploration of oil and natural gas properties) until May 2004.
                                   He also serves as a Director of BJ Services  and Global
                                   Industries. He was a Director of Pool Energy Services Co. from
                                   1993 until its acquisition by Nabors in November 1999. He
                                   retired as Vice Chairman of Devon Corp. in February 2001. Prior
                                   to the merger between Devon Corp. and Santa Fe Snyder Company in
                                   2000, he had served as Chairman and Chief Executive Officer of
                                   Santa Fe Snyder Company. He was Chairman and Chief Executive
                                   Officer of Santa Fe Energy Company from 1990 to 1999 when it merged with Snyder Oil Company. Mr. Payne is a graduate of the
                                   Colorado School of Mines where he was named a Distinguished
                                   Achievement Medalist in 1993. He holds an MBA degree from
                                   Golden Gate University and has completed the Stanford Executive
                                   Program.

Hans W. Schmidt........    75    Chairman of the Technical and Safety Committee of the Board since       1993
                                   1998, a member of the Governance and Nominating Committee of the
                                   Board since 2002 and a member of the Compensation Committee since 2005. From 1958 to his retirement in 1992, Mr. Schmidt held a number of positions with C. Deilmann A.G., a diversified energy company located in Bad Bentheim, Germany, including serving as a Director from 1982 to 1992. From 1965 to 1992 he served as Director of a subsidiary of C. Deilmann  A.G.,
                                   Deutag Drilling, a company with worldwide drilling

                                   operations. From 1988 to 1991, Mr. Schmidt served as President of Transocean Drilling
                                   Company, a company of which he was also a Director from 1981 until 1991.

Alexander M. Knaster...
                           46    Member of the Governance and Nominating Committee of the Board of       2004
                                   Nabors since 2004. Mr. Knaster currently serves as Chairman and
                                   CEO of Pamplona Capital Management, an investment management firm with private equity and fund of funds operations. Mr.
                                   Knaster  also  serves as  director  of TNK-BP and several
                                   subsidiaries of Alfa Group Holding Company which is one of
                                   Russia's largest  conglomerates with interests in telecoms, banking, insurance and the Russian oil and gas producing entity
                                   TNK-BP. From 1998 until 2004 Mr. Knaster was Chief Executive
                                   Officer of Alfa Bank. During 2002 and 2003 he also served as
                                   General Director of Sidanco,  Russia's seventh largest oil company. From 1995 to 1998 he served as President and CEO of
                                   Credit Suisse First Boston (Moscow), responsible for the firm's operations in Russia and the CIS. Mr. Knaster has 20 years experience in the banking industry including several other major investment banks. Mr. Knaster started his career as engineer with Schlumberger, Ltd. working on offshore oil and gas rigs in the U.S. Gulf of Mexico. Mr. Knaster holds a PhD in economics from the Russian Academy of Science, an MBA from Harvard
                                   Business  School and a BS in Electrical  Engineering  and
                                   Mathematics from Carnegie-Mellon University. Mr. Knaster is also a Chartered Financial Analyst and a member of International
                                   Society of Financial Analysts and National  Association of
                                   Petroleum Industry Analysts.

CLASS III
DIRECTORS CONTINUING IN OFFICE  - TERMS EXPIRING IN 2006

                                                                                                        DIRECTOR
                                                         POSITION WITH NABORS                          OF NABORS
            NAME          AGE                       AND PRIOR BUSINESS EXPERIENCE                        SINCE
            ----          ---                       -----------------------------                      ---------
Eugene M. Isenberg.....    75    Chairman of the Board, Chairman of the Executive Committee of the       1987
                                   Board and Chief Executive Officer of Nabors since 1987. Mr.
                                   Isenberg served as a Director of Danielson Holding Company (a financial services holding company) until October 2004. He has been a Governor of the National Association of Securities
                                   Dealers (NASD) since 1998 and the American Stock Exchange (AMEX)
                                   until 2005. He has served as a member of the National Petroleum
                                   Council since 2000. From 1969 to 1982,  Mr. Isenberg  was
                                   Chairman of the Board and principal shareholder of Genimar, Inc.
                                   (a steel trading and building products manufacturing company), which was sold in 1982. From 1955 to 1968, Mr. Isenberg was employed in various management capacities with Exxon Corporation.

James C. Flores........    45    Chairman of the Compensation Committee of the Board of Nabors, a          2005
                                   member of the Governance and Nominating Committee and a member of the Audit Committee since 2005. Mr. Flores is currently
                                   Chairman,  President and Chief Executive Officer of Plains
                                   Exploration & Production Company, an independent oil and gas company with operations both onshore and offshore principally in
                                   Texas, Louisiana and California. Previously, Mr. Flores was
                                   Chairman of Plains Resources, Inc. and Co-founder, Chairman and
                                   CEO at various times of Ocean Energy, Inc.


                      COMMITTEES AND MEETINGS OF THE BOARD

      The Board of Directors met four times during 2004. Each of our incumbent directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which he served during 2004, except Mr. Hans Schmidt, who attended 70% of the aggregate of the meetings of the Board and the committees on which he served during 2004, and Mr. Jack Wexler who attended 27% of the aggregate of the meetings of the Board and the committees on which he served during 2004. Mr. Wexler retired from the Board in February 2005 and currently is Director Emeritus. The Board has five committees - the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Technical and Safety Committee and the Executive Committee. The independent directors of the Board meet in executive sessions following each Board meeting. Appointments and chairmanships of the committees are recommended by the Governance and Nominating Committee and are selected by the Board. All committees report their activities to the Board. The charters of each of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on our web site at www.nabors.com.

      The Board has affirmatively determined that each of the current directors, with the exception of Messrs. Isenberg and Petrello who are officers of the Company, has no material relationship with Nabors that would interfere with the exercise of independent judgment and, therefore, is independent under the listing standards of the American Stock Exchange ("AMEX").

AUDIT COMMITTEE

      The primary purpose of our Audit Committee is to assist the Board in monitoring (a) the quality and integrity of the financial statements of the Company; (b) the independent auditors' qualifications and independence; (c) the performance of the Company's independent auditors; and (d) compliance by the Company with legal and regulatory requirements. The Audit Committee met four times during 2004. The members of the Audit Committee for fiscal 2004 were Myron
M. Sheinfeld (Chairman), Jack Wexler and Martin J. Whitman. As of the date of this proxy statement, the members of the Audit Committee are Myron M. Sheinfeld (Chairman), James C. Flores and Martin J. Whitman. The Board has determined that the Audit Committee's current composition satisfies the rules of the AMEX that govern audit committee composition, including the requirement that each member of the Audit Committee be "independent" as that term is defined under the listing standards of the AMEX and specified in Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that Mr. Whitman is an "audit committee financial expert" as defined under the current rules of the SEC.

COMPENSATION COMMITTEE

      The primary purpose of our Compensation Committee is to: (a) discharge the Board's responsibilities relating to the compensation of our executives, including overseeing the administration of our compensation programs and setting the compensation of our key executives; (b) assist the Board in its oversight of the development, implementation, and effectiveness of our policies and strategies relating to our human capital function; and (c) prepare any report on executive compensation required by the rules and regulations of the SEC. The

Compensation Committee met three times during 2004. The members of the Compensation Committee for 2004 were Jack Wexler (Chairman), Myron M. Sheinfeld, Martin J. Whitman, and Hans Schmidt (from August 2004) each of whom is, as determined by the Board, an independent director as defined under AMEX listing standards. The members of the Compensation Committee as of the date of this proxy statement are James C. Flores (Chairman), Myron M. Sheinfeld and Hans Schmidt each of whom is, as determined by the Board, an independent director as defined under AMEX listing standards.

GOVERNANCE AND NOMINATING COMMITTEE

      The primary purpose of the Governance and Nominating Committee is to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees and to take a leadership role in shaping our corporate governance, including developing, recommending to the Board and reviewing on an ongoing basis our corporate governance principles and practices. The Governance and Nominating Committee met four times during 2004. The members of the Governance and Nominating Committee for 2004 were James
L. Payne (Chairman), Hans W. Schmidt, Myron M. Sheinfeld, Jack Wexler and Martin
J. Whitman, and Alexander M. Knaster (from October 2004), each of whom is, as determined by the Board, an independent director as defined under AMEX listing standards. As of the date of this proxy statement, the members of the Governance and Nominating Committee are James L. Payne (Chairman), James C. Flores, Alexander M. Knaster, Hans W. Schmidt, Myron M. Sheinfeld, and Martin J. Whitman, each of whom is, as determined by the Board, an independent director as defined under AMEX listing standards.


      SHAREHOLDER RECOMMENDATIONS FOR DIRECTORS. The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based upon his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Of course, directors should possess the highest personal and professional ethics, integrity and values, be committed to the long-term interests of the shareholders, and be willing to devote sufficient time to carry out their duties and responsibilities effectively. Members of the Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Committee has the authority to engage consultants and may or may not choose to do so. Once a candidate is identified whom the Committee wishes to consider seriously and move toward nomination, the Chair of the Committee and the Chief Executive Officer enter into discussions with that candidate. The policy adopted by the Committee provides that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. Shareholders who wish to submit candidates for director for consideration by the Governance and Nominating Committee for election at our 2006 Annual Meeting of Shareholders may do so by submitting in writing such candidates names, together with the information described on our web site at www.nabors.com, to Board of Directors, Nabors Industries Ltd., 2nd Floor, International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados prior to January 11, 2006:


TECHNICAL AND SAFETY COMMITTEE

      The Technical and Safety Committee provides leadership in developing policies, implementing programs and monitoring performance in the technical and safety aspects of Nabors' operations. The Technical and Safety Committee met two times during 2004. The members of the Technical and Safety Committee are Hans W. Schmidt (Chairman), James L. Payne and Anthony G. Petrello.

EXECUTIVE COMMITTEE


      The Executive Committee has the authority to exercise all powers, rights and authority of the Board as might be necessary from time to time between regularly scheduled Board meetings, except with respect to certain actions as provided in Nabors' Bye-Laws or applicable law. The members of the Executive Committee for 2004 were Eugene M. Isenberg (Chairman), Anthony G. Petrello and Jack Wexler (who retired in February 2005 and currently serves as Director Emeritus). As of the date of this proxy statement, the members of the Executive Committee are Eugene M. Isenberg (Chairman), Anthony G. Petrello and Martin J. Whitman. The Executive

Committee did not meet during 2004.

                                 CODE OF ETHICS

      We have adopted a Code of Business Conduct that satisfies the SEC's definition of a "Code of Ethics" and applies to all employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to the Code of Conduct and any waivers of the Code of Conduct that apply to our principal executive officer, principal financial officer, and principal accounting officer.

                              DIRECTOR COMPENSATION


      Nabors compensates its directors through a combination of an annual retainer and stock options. During 2004 directors received an annual retainer of $50,000 for service on the Board. Beginning in 2005 each director will receive an annual retainer of $50,000; the Chairman of each committee shall receive an additional retainer of $10,000 (except the Chairman of the Audit Committee, who shall receive $25,000), and the Lead Director will receive an annual retainer of $10,000 for service in this capacity. No additional amounts are paid for attendance at Board or committee meetings. Until February 2005 nonemployee directors who served on the Executive Committee received an additional annual retainer of $125,000. In the event of retirement, permanent and total disability or death of a nonemployee director who served on the Executive Committee, the $125,000 annual retainer, together with the amount of the annual retainer for serving as a Board member continued for an additional five years following the end of the quarter in which retirement, permanent and total disability, or death occurs. The practices of paying the annual retainer for service on the Executive Committee, together with the additional payments for five years following retirement, were eliminated in February 2005. Upon Mr. Wexler's retirement in February 2005 the Company paid Mr. Wexler a lump sum in the amount of $803,110 in full satisfaction of its obligations to Mr. Wexler under this now discontinued policy.


      Nabors also issues equity incentives to its nonemployee directors to align their interests with Nabors' shareholders. Awards are made pursuant to option plans adopted from time to time for nonemployee directors. On February 20, 2004, each nonemployee director was awarded options to purchase at least 30,000 shares and certain nonemployee directors received additional awards in recognition of their service as a committee member or committee chairman. The awards were as follows: Mr. Payne, 40,000 options; Mr. Schmidt, 40,000 options; Mr. Sheinfeld, 45,000 options; Mr. Wexler, 45,000 options; and Mr. Whitman, 45,000 options. All of the options were granted at a per share price of $45.91, the closing price of the Company's shares on the date of grant. In connection with their appointments to the Board of Directors, on November 9, 2004, Alexander M. Knaster was awarded options to purchase 30,000 shares, and on January 25, 2005, James C. Flores was awarded options to purchase 30,000 shares. Mr. Knaster's options were granted at a per share price of $47.03, and Mr. Flores' options were granted at a per share price of $49.67, in each case, the closing price of the Company's shares on the respective dates of grant. The options generally vest in three equal annual installments beginning on the first anniversary of the date of the grant and are exercisable for ten years from the date of grant. If the amendment to the 2003 Employee Stock Plan is approved by the shareholders at this year's annual general meeting of shareholders, the Company intends to replace the option awards historically made to nonemployee directors with awards of restricted stock. For 2005 the Company intends to award each nonemployee director 10,000 shares of restricted stock, which shall vest pro-rata over 3 years.

            SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of April 8, 2005, certain information with respect to the beneficial ownership of Nabors' outstanding common shares by
(a) each current director, (b) each executive officer named in the Summary Compensation Table appearing elsewhere herein (the "Named Executive Officers"),
(c) all directors and executive officers as a group, and (d) any other person or entity known by Nabors to be the beneficial owner of more than 5% of Nabors' common shares:

                                                                     COMMON SHARES BENEFICIALLY OWNED
                                                                     --------------------------------
                                                                      NUMBER OF        PERCENT OF
BENEFICIAL OWNER (1)                                                   SHARES           TOTAL(2)
--------------------                                                 ----------        ----------
DIRECTORS
James C. Flores(2) ..............................................        48,000               *
Eugene M. Isenberg (2) (3).......................................     8,423,104           5.11%
Alexander M. Knaster(2) .........................................             0               *
James L. Payne (2)...............................................        51,550               *
Anthony G. Petrello (2)..........................................     4,191,336           2.60%
Hans W. Schmidt (2)..............................................       155,916               *
Myron M. Sheinfeld (2) (4).......................................       151,300               *
Martin J. Whitman (2) (5)........................................       300,364               *

OTHER EXECUTIVE OFFICERS
Bruce P. Koch (2)................................................        37,500               *
Daniel McLachlin (2) ............................................         2,216               *

All Directors/Executive Officers as a group (10 persons) (2)-(5)     13,361,286           7.80%

OTHER
AXA Financial Inc.(6)                                                22,828,932          14.45%

FMR Corp. (7)                                                        11,174,978           7.07%

---------------
*    Less than 1%

(1) The address of each of the directors and officers listed is in care of Nabors Industries Ltd., 2nd Floor International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados.

(2) As of April 8, 2005, Nabors had 158,016,454 shares outstanding and entitled to vote. For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any common shares that such person has the right to acquire within 60 days. We have included in the table common shares underlying fully vested stock options (without giving effect to accelerated vesting that might occur in certain circumstances). For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as common shares underlying fully vested stock options) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

      The number of common shares underlying fully vested stock options included in the table are as follows: Mr. Isenberg - 6,748,836; Mr. Payne - 47,500; Mr. Petrello - 4,090,324; Mr. Schmidt - 153,166; Mr. Sheinfeld - 134,165;
      Mr. Whitman - 137,498; Mr. Koch - 37,500; Mr. McLachlin - 2,125, and all directors and Named Executive Officers as a group - 11,351,114.

(3) The shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which Mr. Isenberg is a grantor, trustee or beneficiary. Not included in the table are 386 shares owned directly or held in trust by Mr. Isenberg's spouse.

(4) The shares listed for Mr. Sheinfeld include 292 shares owned directly by Mr. Sheinfeld's spouse. Mr. Sheinfeld disclaims beneficial ownership of these shares.

(5) The shares listed for Mr. Whitman include 132,819 common shares owned by M.J. Whitman & Co., Inc. Because Mr. Whitman is a majority stockholder in M.J. Whitman & Co., Inc., he may be deemed to have beneficial ownership of the Nabors shares owned by that company.

(6) Based solely on the information contained in Schedule 13G of AXA Financial, Inc. and certain of its affiliates filed with the Securities and Exchange Commission on February 14, 2005, the shares listed include
      (i) 22,562,040 shares beneficially owned by Alliance Capital Management L.P., (ii) 238,818 shares beneficially owned by AXA Equitable Life Insurance Company, (iii) 1,000 shares beneficially owned by AXA Rosenberg Investment Management LLC. AXA Financial, Inc. has sole voting power with respect to 15,111,257 shares and sole dispositive power with respect to 22,801,858 shares. The address of AXA Financial, Inc.'s principal business office is 1290 Avenue of the Americas, New York, NY 10104.

(7) Based solely on the information contained in Schedule 13G of FMR Corp. filed with the Securities and Exchange Commission on February 14, 2005, the shares listed include (i) 10,102,712 shares beneficially owned by Fidelity Management & Research Company, (ii) 823,808 shares beneficially owned by Fidelity Management Trust Company, (iii) 247,200 shares beneficially owned by Fidelity International Limited, and (iv) 1,258 shares beneficially owned by Strategic Advisers Inc.. FMR Corp. has sole voting power with respect to 984,566 shares and sole dispositive power with respect to 11,174,978 shares. The address of FMR Corp.'s principal business office is 82 Devonshire Street, Boston, Massachusetts 02109.

OTHER EXECUTIVE OFFICERS

                                                                   POSITION WITH NABORS
            NAME                AGE                            AND PRIOR BUSINESS EXPERIENCE
            ----                ---                            -----------------------------
Bruce P. Koch...........        45     Vice President and Chief Financial Officer since February 2003, Vice
                                         President-Finance from January 1996 to February 2003, and Corporate
                                         Controller of Nabors from March 1990 to 1995. He was employed with the accounting firm of Coopers & Lybrand from 1983 to 1990 in a number of capacities, including Audit Manager from 1987 until 1990.

Daniel McLachlin........        67     Vice President-Administration and Secretary of Nabors since 1986. He was
                                         Manager, Administration of Nabors from 1984 to 1986. From 1979 to 1984 he was the Vice President, Human Resources of Nabors Drilling Limited, a
                                         subsidiary of Nabors.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth all reportable compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities to Nabors and its subsidiaries and whose compensation for the year exceed $100,000 for each of the last three fiscal years.


                                         ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                             ----------------------------------------------     -------------------------------------
                                                                                         AWARDS
                                                                                ------------------------
                                                                                RESTRICTED    SECURITIES
                                                               OTHER ANNUAL        STOCK      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL                                             COMPENSATION      AWARD(S)      OPTIONS/    COMPENSATION
   POSITION                  YEAR      SALARY($)  BONUS($)         ($)            ($) (1)      SARS (2)         ($)
------------------           ----      ---------  --------     ------------     ----------    ----------   -----------
Eugene M. Isenberg           2004      825,000(3) 2,200,000(4)   208,267(5)          0          950,000      170,432(6)
Chairman of the
Board, Director and          2003      325,000    1,400,000      231,569             0          950,000      248,419
Chief Executive Officer
                             2002      325,000    1,400,000      273,270             0        1,900,000      134,012

Anthony G. Petrello          2004      700,000(7) 1,100,000(8)   100,437(9)          0          475,000      214,125(10)
Director, Deputy
Chairman, President and      2003      275,000      700,000       85,566             0          475,000       80,684
Chief Operating Officer
                             2002      275,000      700,000      112,267             0          950,000       88,031

Bruce P. Koch                2004      200,000       50,000            -             0           30,000        8,000(11)
Vice President and
Chief Financial Officer      2003      185,000       45,000            -             0           20,000        7,400

                             2002      185,000       40,000            -             0           25,000        8,325

Daniel McLachlin             2004      100,000       12,500       57,867(12)         0            4,500        3,248(13)
Vice
President-Administration     2003       99,333       10,000       46,089             0            8,500        3,284
and Secretary
                             2002       92,000       10,000       18,636             0            5,000        4,140


(1) Each of the Named Executive Officers received the number of restricted stock indicated below, effective February 24, 2005 for performance during 2004. On February 24, 2005, the fair market value of a share of Common Stock of Nabors' was $57.65. The restricted stock awards vest in three equal annual installments beginning on the first anniversary of the date of the grant for Mr. Isenberg and Mr. Petrello and three equal annual installments beginning on the second anniversary of the date of the grant for Mr. Koch and Mr. McLachlin: Mr. Isenberg - 100,000, Mr. Petrello - 50,000, Mr. Koch - 1,626 and Mr. McLachlin - 325.

(2) Each of the Named Executive Officers received the number of options indicated below, effective February 24, 2005 for performance during 2004. The exercise price of the options awarded is $57.65, the closing price per common share on the AMEX on the grant date. The options become fully vested on June 1, 2005: Mr. Isenberg - 350,000, Mr. Petrello - 175,000, Mr. Koch - 5,000 and Mr. McLachlin - 1,000.

(3)   Includes $44,500 paid as director's fees.

(4) Mr. Isenberg is entitled to receive an annual bonus as provided in his employment agreement. For each of fiscal years 2004, 2003, and 2002, Mr. Isenberg agreed to accept a bonus that was less than the bonus he was entitled to receive under his employment agreement.

(5) Includes various club dues; auto allowance; imputed life insurance; tax preparation fees ($56,250); and gross-up amount for auto allowance and tax preparation fees.

(6) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,200; and (b) $162,232 that is the net benefit to Mr. Isenberg of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement (Nabors has suspended additional premium payments under these policies as a result of the adoption of the Sarbanes - Oxley Act of 2002).

(7)   Includes $44,500 paid as director's fees.

(8) Mr. Petrello is entitled to receive an annual bonus as provided in his employment agreement. For each of fiscal years 2004 and 2003, Mr. Petrello agreed to accept a bonus that was less than the bonus he was entitled to receive under his employment agreement.

(9) Includes club dues; auto allowance; imputed life insurance; and gross-up amounts for auto allowance and imputed interest ($100,437).

(10) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,200; (b) $148,542 that is the net benefit to Mr. Petrello of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement (Nabors has suspended additional premium payments under these policies as a result of the adoption of the Sarbanes - Oxley Act of 2002); and (c) imputed interest of $57,383 on a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of March 31, 2005, and on which no interest has been paid or charged thereon.

(11) Includes Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,000.

(12) Includes club dues; imputed life insurance; foreign service premium; goods & services differential ($25,380); Company reimbursement of moving expenses in connection with a relocation from Houston to Barbados; and a hardship allowance.

(13) Includes Nabors' matching contributions to a retirement savings plan and a nonqualified deferred compensation plan of $3,248.

STOCK OPTION/SAR GRANT TABLE

      The following table provides information with respect to stock options granted during the fiscal year ended December 31, 2004 to the Named Executive Officers. Nabors did not grant any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2004.

                                  INDIVIDUAL GRANTS
                      -----------------------------------------------------------
                                  % OF TOTAL
                       NUMBER OF    OPTIONS     EXERCISE
                      SECURITIES  GRANTED TO       OR
                      UNDERLYING   EMPLOYEES      BASE                  GRANT DATE
                        OPTIONS       IN          PRICE    EXPIRATION     PRESENT
      NAME              GRANTED   FISCAL YEAR    ($/SH)       DATE      VALUE ($)(1)
-------------------   ----------  -----------   --------   ----------   ----------
Eugene M. Isenberg    950,000(2)     29.76%      45.91      2/20/2014   12,287,965

Anthony G. Petrello   475,000(2)     14.88%      45.91      2/20/2014    6,143,983

Bruce P. Koch          30,000(3)       .94%      45.91      2/20/2014      388,041

Daniel McLachlin        4,500(3)       .14%      45.91      2/20/2014       58,206

(1) All options are granted at an exercise price equal to the closing price of Nabors' common shares on the date of grant. Therefore, if there is no appreciation in the market value, no value will be realizable. In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Nabors' use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the February 20, 2004 grant date present value: (a) the expected term is assumed to be four years, (b) volatility of 31%, (c) dividend of $0 per share and (d) risk-free rate of return of 2.462%. The figures given are not intended to forecast future price appreciation of the shares. The real value of the options in this table depends solely upon the actual performance of the Nabors' shares during the applicable period.

(2) The options were granted on February 20, 2004 and vest in three equal annual installments beginning on February 20, 2005.

(3) The options were granted on February 20, 2004 and vest in four annual installments beginning on the date of grant.

OPTION EXERCISES DURING 2004 AND YEAR-END OPTION VALUES

      The following table provides information with respect to stock options exercised during 2004 and the value as of December 31, 2004 of unexercised in-the-money options held by the Named Executive Officers. The value realized on the exercise of options is calculated using the difference between the per share option exercise price and the market value of a share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per share option exercise price and the market value of $51.29 per share at December 31, 2004.

                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                       ACQUIRED     VALUE              OPTIONS                     OPTIONS AT
                          ON      REALIZED       AT FISCAL YEAR-END            FISCAL YEAR-END ($)
NAME                   EXERCISE     ($)      EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
--------------------   --------   --------   ---------------------------   -----------------------------
Eugene M. Isenberg          0           0    10,611,745/       1,583,334     238,542,830/     13,053,008

Anthony G. Petrello         0           0     5,478,581/         791,667     127,362,866/      6,526,504

Bruce P. Koch               0           0        96,600/          57,500       2,651,189/        652,500

Daniel McLachlin        2,750      66,159         4,000/          14,500          29,760/        174,810

EMPLOYMENT CONTRACTS

      Mr. Isenberg and Mr. Petrello's employment contracts were amended and restated effective October 1, 1996 and both contracts currently are set to expire on September 30, 2009. The expiration date automatically extends for an additional one-year term on each anniversary date, unless Nabors provides notice to the contrary ten days prior to such anniversary. Mr. Isenberg's salary is subject to annual review for increase at the discretion of the Board and the Compensation Committee. The formula for the calculation of his cash bonus remained as it had been under the prior version, a shareholder approved contract, which provided that Mr. Isenberg is entitled to receive an annual cash bonus equal to 6% of Nabors' net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders' equity for such fiscal year. Mr. Petrello's salary is subject to annual review for increase at the discretion of the Board and the Compensation Committee. His annual bonus remained as it had been at the greater of $700,000 or 2% of the net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders' equity in such year. Mr. Isenberg and Mr. Petrello are eligible for stock options and grants; may participate in annual long-term incentive programs, and pension and welfare plans, on the same basis as other executives; and may receive special bonuses from time to time as determined by the Board. Effective June 24, 2002, Mr. Isenberg's and Mr. Petrello's employment contracts were amended to reflect a reduction in salary equivalent to the amount of director's fees to be paid by Nabors as of that date. Pursuant to an Executive Cost Allocation Agreement, a percentage of Mr. Isenberg's and Mr. Petrello's salary, bonus, stock options or other compensation payable pursuant to their employment agreements is paid by Nabors Corporate Services, Inc. for services performed for that company.

      In addition to salary and bonus, each of Mr. Isenberg and Mr. Petrello receive group life insurance at an amount at least equal to three times their respective base salaries; various split-dollar life insurance policies, reimbursement of expenses, various perquisites and a personal umbrella policy in the amount of $5 million. Further, if Mr. Isenberg or Mr. Petrello is subject to the tax imposed by Section 4999 of the Internal Revenue Code, Nabors has agreed to reimburse them for such tax on an after-tax basis. Premiums payable under the split dollar life insurance policies have been suspended as a result of the adoption of the Sarbanes - Oxley Act of 2002.

      In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated by Nabors by reason of death, disability, or any reason other than for cause, or is terminated by either individual for Constructive Termination Without Cause (as defined in the respective agreements) or is terminated as a result of or following a Change in Control (as defined in the respective agreements), the terminated individual will be entitled to receive:
(a) all base salary which would have been payable through the expiration date of the contract or three times his then current base salary, whichever is greater;
(b) all annual cash bonuses which would have been payable through the expiration date, or three times the highest bonus, (including the imputed value of grants of stock awards and stock options), paid or payable during the last three fiscal years prior to termination, whichever is greater; (c) any restricted stock outstanding, which shall immediately and fully vest; (d) any outstanding stock options, which shall immediately and fully vest; (e) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be continued through the later of the expiration date or three years after the termination date; (f) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (g) any other or additional benefits in accordance with applicable plans and programs of Nabors. In the event that either Mr. Isenberg's or Mr. Petrello's termination is related to a Change in Control, the terminated individual, at his election, would be entitled to receive a cash amount equal to one dollar less than the amount that would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, in place of the salary and bonus referred to in (a) and
(b) above. In addition, the terminated individual would be entitled, at his election, to terminate his employment because of such Change in Control, and to receive instead such number of outstanding options, as selected by the individual, an amount of cash in exchange therefor equal to (x) the excess of the Change in Control Price (as defined in the respective agreements) over the exercise price of the options per common share multiplied by (y) the number of options selected by the individual. In addition, the terminated individual would be entitled to a grant of additional vested options exercisable for five years, at a price equal to the average closing price per share during the 20 days prior to the Change in Control in an amount equal to the highest number of options granted during any fiscal year during the period comprising the then current fiscal year and the three fiscal years preceding the Change in Control. In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated for cause or as a result of resignation (other than as described above), the terminated individual will be entitled to receive: (1) base salary through the date of termination; (2) all annual cash bonuses which would have been payable through the date of termination; (3) all restricted stock that has vested on or prior to the date of termination; (4) any outstanding stock options vested on or prior to the date of termination; (5) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites if to be performed following termination); and (6) other or additional benefits in accordance with applicable plans and programs of Nabors. If Mr. Petrello's employment is terminated for any reason, he also is entitled to certain relocation benefits as set forth in his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      This section discusses certain direct and indirect relationships and transactions involving Nabors and any director or Named Executive Officer.

      Mr. Petrello has a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of December 31, 2004. The repayment of the loan was automatically extended for an additional year on each anniversary of his employment agreement. In September 2002 Mr. Petrello signed a waiver discontinuing the automatic extensions of the loan repayment. The loan is scheduled to be paid on or before September 30, 2006 and shall not be further extended.

      The adult son of one of our directors for fiscal 2004, Jack Wexler, is an employee of Nabors Corporate Services, Inc., a subsidiary of Nabors, and has been employed by Nabors since February 1, 1992. Mr. Wexler retired from the Board in February 2005. The employee is paid an annual salary above $60,000 and is eligible to receive cash bonuses and stock options.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee for fiscal 2004 was comprised of three independent directors: Mr. Wexler (Chairman) and Mr. Sheinfeld and Mr. Whitman. Mr. Wexler retired in February 2005 and Mr. Flores was appointed to the Compensation Committee in February 2005. None of these directors has ever served as an officer or employee of Nabors or any of its subsidiaries, nor has any participated in any transaction during the last fiscal year required to be disclosed pursuant to the federal proxy rules. No executive officer of Nabors serves on any compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION AND ROLE OF THE COMPENSATION COMMITTEE

      The Compensation Committee is responsible for overseeing the administration of our compensation programs and setting the compensation of our key executives. The Compensation Committee's charter is available on our website at www.nabors.com. We discuss below our policies for compensating our executives and aligning the interests of management with the long-term interests of shareholders.

COMPENSATION POLICIES

      The Compensation Committee's goal is to incentivize and reward superior executive performance that will create long-term investor value and to attract and retain executives who deliver that level of performance. The Compensation Committee is mindful that the oil field services industry, particularly the contract drilling segment, has been volatile, undergoing severe contractions in activity forcing many companies to withdraw or be eliminated from the market place followed by periods of rapid expansion when market conditions improve. The ability of the Company to compete in this market place depends in part on its ability to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance Nabors' position, notwithstanding the industry's characteristics. For this reason, the Compensation Committee also is of the view that attracting executive talent from both inside and outside the industry is important to the continued enhancement of Nabors. The Compensation Committee reviews and approves all of the policies under which compensation is paid to our senior executive officers. The Compensation Committee will regularly oversee and evaluate the effectiveness of the executive compensation programs in hiring, motivating and retaining key employees.

      Nabors' executive compensation program includes base salary and incentive bonuses as follows:

      BASE SALARY. The Compensation Committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. The Compensation Committee noted that, prior to 2004, the salaries of the Chief Executive Officer and the other Named Executive Officers were, in most cases, below the mean of the salaries for the same categories of Nabors' competitors, as reported in proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Equipment and Services Index. Prior to 2004, the salaries of the Chief Executive Officer and the President had remained the same since 1987 and 1991, respectively. For fiscal 2004, the Compensation Committee, subject to additional information received in connection with a compensation study performed by Mercer Consulting and final approval by the Board of Directors, approved increases in the base salaries for the Chief Executive Officer and the President to $825,000 and $700,000, respectively.

      INCENTIVE BONUS PROGRAM. The Compensation Committee administers annual review programs to determine rewards to senior executive officers and key employees based upon Nabors' performance in relation to performance goals. Financial performance goals for the Chief Executive Officer and President are set forth in the contractual bonus formulae described above under "MANAGEMENT COMPENSATION-Employment Contracts". With respect to other senior executive officers, the performance goals include both financial and nonfinancial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infrastructure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The nonfinancial criteria include: obtainment of safety goals, maintaining Nabors' share in its principal geographic markets, enhancing Nabors' technical capabilities and developing operations in identified strategic markets. Based on these reviews, the Compensation Committee recommends annual incentive rewards. Annual incentive awards include cash, options or shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the Compensation Committee reserves the right to modify the vesting schedule in its discretion. Annual incentive bonus awards are not guaranteed except for those provided under contractual arrangements. The Compensation Committee believes that equity awards are critical in motivating and rewarding the creation of long-term shareholder value, and the Compensation Committee has established a policy of including equity awards in the employee's overall compensation package from time to time based on the continuing progress of Nabors and on individual performance.

      Mr. Isenberg's and Mr. Petrello's cash bonuses are determined under a contractual formula based upon financial results (see "MANAGEMENT COMPENSATION - Employment Contracts"). However, for 2004, Mr. Isenberg voluntarily recommended and the Compensation Committee concurred to reduce the amount of cash bonus which he was entitled to receive under his contractual arrangements and awarded Mr. Isenberg $2,200,000. Similarly, Mr. Petrello agreed to reduce the amount of cash bonus which he was entitled to receive under his contractual arrangements and the Compensation committee awarded Mr. Petrello $1,100,000. On February 24, 2005, the Committee granted to Mr. Isenberg and Mr. Petrello 350,000 and 175,000 stock options, respectively, with a per share exercise price of $57.65, the closing price of an underlying share on the date of grant. On February 24, 2005, the Committee also granted to Mr. Isenberg and Mr. Petrello 100,000 and 50,000 restricted shares, respectively.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation that may be deducted by Nabors in any year with respect to certain of Nabors' highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1,000,000 limit, nor is compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m) in 1993. Section 162(m) applied to Nabors for the first time in fiscal 1995. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the share options granted to Mr. Isenberg and Mr. Petrello pursuant to the new and amended employment contracts entered into in 1996 may not be exempt from Section 162(m). Consequently, Nabors may not be able to deduct that portion of such compensation that exceeds $1,000,000 (see "MANAGEMENT COMPENSATION-Option/Exercises During 2004 and Year-End Options Values" and "- Employment Contracts"). While Nabors intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

      Nabors' arrangements with its Chief Executive Officer and President have been designed from the outset to align their compensation with enhancing shareholder value. Mr. Isenberg's compensation is made pursuant to a contractual formula that was negotiated with the creditors committee in 1987 in connection with the bankruptcy proceedings of Nabors' predecessor corporation. These arrangements were subsequently approved by the various constituencies in such bankruptcy proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Isenberg's base salary remained constant from 1987 through the end of 2003 and Mr. Petrello's base salary remained constant since his employment began in 1991 through the end of 2003. The major portion of Mr. Isenberg's and Mr. Petrello's cash compensation is the performance-based bonus compensation. Under their agreements, Mr. Isenberg and Mr. Petrello are entitled to receive a cash bonus according to a formula based on a percentage during 2004 (Isenberg-6%, Petrello-2%) of cash flow in excess of a 15% return on shareholders' average book equity. Mr. Petrello is entitled to a minimum annual cash bonus of $700,000. The Compensation Committee believes that tying the cash bonus to Nabors' cash flow in excess of a return on shareholders' average equity aligns Mr. Isenberg's and Mr. Petrello's bonuses to the objective of achieving superior financial results that should enhance shareholder value. In order to ensure that Mr. Isenberg and Mr. Petrello would continue to be available to Nabors, the Compensation Committee amended and restated their employment contracts effective October 1, 1996 for additional five-year terms that renew annually absent notice to the contrary (see "MANAGEMENT COMPENSATION - Employment Contracts"). Mr. Isenberg's contractual bonus (as well as Mr. Petrello's) provides for the mandatory application of their respective bonus formulae. However, as indicated above, for 2004 the Compensation Committee, upon the recommendation of Messrs. Isenberg and Petrello reduced the cash bonus award to which Mr. Isenberg and Mr. Petrello were entitled under the formula arrangement.

      In reviewing Mr. Isenberg's and Mr. Petrello's compensation, the Compensation Committee noted that Nabors' financial results in 2004 were the second best in the Company's history at $1.92 per diluted share. Results increased throughout the year as supply and demand for rigs tightened and our management team's foresight in prior and current investments at attractive costs have positioned the Company extraordinarily well to achieve new records over the next few years. There were noteworthy achievements in virtually every operating and business category/activity that further our ability to fully exploit the market recovery. New, state-of-the-art rigs were deployed in Canada and the U.S. Lower 48 Drilling and Well Servicing businesses, the U.S. Gulf of Mexico deepwater, and Saudi Arabia all of which were accomplished at favorable cost, thus generating superior returns by utilizing the Company's available equipment. Furthermore, financial strength was maintained, the Company generated free cash flow after an aggressive investment year, and the Company is recognized as a dynamic, excellently managed organization, well positioned to maintain its leadership and growth. Forbes Magazine named Nabors Industries to its Platinum 400 list of America's best companies and went further by selecting Nabors as one of the 26 best managed companies among this elite group.

      The senior executive management team in place for many years has demonstrated its versatility and leadership in forging a stable and effective organization. The Compensation Committee also noted The Wall Street Journal's special supplement published on February 28, 2005 which again listed Nabors among the top U.S. companies in long-term shareholder returns, with a ten-year return of 22.9%, surpassing the vast majority of its list of 1,000 largest companies in 76 industry groups.

      The Compensation Committee believes that the consistent high ranking of Nabors in such studies throughout the industry's cyclical ups and downs validates its assertion that the current management team has delivered consistently superior returns to its shareholders over the long term. In fact, according to Bloomberg, Nabors' ten-year average is 23.14% which is nearly double that of the S&P 500 (the ten-year average return for companies in the S&P 500 Index is 11.88% for the ten-year period ending December 31, 2004) and is well in excess of a significant majority of its peers in both the energy industry and general US business. The Compensation Committee also believes that retention and financial motivation of the current management team is vital to sustaining this level of performance.

FINANCIAL HIGHLIGHTS - NABORS INDUSTRIES LTD. AND SUBSIDIARIES
(In millions, except per share amounts)


                                                                              2004 VERSUS 2003         2004 VERSUS 1999
                                                                            -------------------    ----------------------
                                               FISCAL YEAR (1)              INCREASE/(DECREASE)       INCREASE/(DECREASE)
                                     ------------------------------------------------------------------------------------
FINANCIAL DATA                          2004        2003         1999           $         %           $            %
                                     ---------    ---------    ---------    ---------    ---      ---------       ---
Revenues and earnings from
   unconsolidated affiliates.....    $ 2,398.1    $ 1,890.2    $   670.2    $   507.9     27      $ 1,727.9       258

Net income.......................        302.5        192.2         27.7        110.3     57          274.8       992

Net income per diluted
   Share.........................          1.92         1.25          .23          .67    54            1.69      734

Stockholders' equity.............      2,929.4      2,490.3      1,470.1        439.1     18        1,459.4        99

Year end market value of
   shares outstanding............    $ 7,686.4    $ 6,086.2    $ 4,233.2    $ 1,600.2     26      $ 3,453.2        82


(1) The fiscal years ended 2004, 2003 and 1999 are for the period January 1 through December 31.

                                  THE COMPENSATION COMMITTEE
                                  Jack Wexler, Chairman (through February 2005) James C. Flores (from February 2005)
                                  Myron M. Sheinfeld
                                  Martin J. Whitman

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of three independent directors and operates pursuant to a written Charter that is available on our website at www.nabors.com. In 2004 the Committee met four times. The primary purposes of the Audit Committee are to assist the Board in monitoring (a) the quality and integrity of the financial statements of Nabors; (b) the independent auditors' qualifications and independence; (c) the performance of Nabors' independent auditors; and (d) compliance by Nabors with legal and regulatory requirements. The Board has determined that the Audit Committee's current composition satisfies the rules of the AMEX that govern audit committee composition, including the requirement that each member of the Audit Committee be "independent" as that term is defined under the listing standards of the AMEX and specified in Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that Mr. Whitman is an "audit committee financial expert" as defined under the current rules of the SEC.

      Management is responsible for the preparation, presentation and integrity of Nabors' financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,

Communication with Audit Committees, as updated by Statement on Auditing Standards No. 89, Audit Adjustments, and Statement on Auditing Standards No. 90, Audit Committee Communications. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and has discussed with the independent auditors their independence. The Audit Committee has also considered whether the provision of certain non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has enhanced its pre-approval policies and procedures for services provided by our independent auditors. The Committee also reviews reports received from the internal auditors and corrective actions taken by management where warranted.

      During fiscal 2004 the Audit Committee performed all of its duties and responsibilities under the then-applicable Audit Committee Charter. In addition, based on the review and discussions described in this Report of the Audit Committee, the Audit Committee recommended to the Board of Directors and the Board approved that the audited financial statements of Nabors for fiscal 2004 be included in its Annual Report on Form 10-K for such fiscal year.

                                           THE AUDIT COMMITTEE
                                           Myron M. Sheinfeld, Chairman
                                           Jack Wexler  (through  February 2005)
                                           Martin J. Whitman

      PREAPPROVAL OF INDEPENDENT AUDITOR SERVICES. The Audit Committee preapproves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the Company's independent auditors. The Chairman of the Audit Committee may preapprove additional permissible proposed non-audit services that arise between Committee meetings, provided that the decision to pre-approve the service is presented for ratification at the next regularly scheduled Committee meeting.

INDEPENDENT AUDITOR FEES

      The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers. The Audit Committee pre-approved fiscal 2004 services and approved fiscal 2003 services.


                           2004                2003
                      ----------------    ----------------
Audit Fees            $      4,787,460    $      2,012,778
Audit-Related Fees             314,799             297,058
Tax Fees                     1,133,206           1,349,954
All Other Fees                                           -
                                     -
                      ----------------    ----------------
Total                 $      6,235,465    $      3,659,790
                      ================    ================


      The Audit fees for the years ended December 31, 2004 and 2003, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, issuance of comfort letters, consents, and accounting consultation attendant to the audit. Additionally, audit fees for 2004 include the audit of management's report on the effectiveness of the Company's internal control over financial reporting and PricewaterhouseCooper's own audit of the Company's internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

      The Audit-Related fees as of the years ended December 31, 2004 and 2003 include audits of employee benefit plans, agreed upon procedures engagements and consultations concerning financial accounting and reporting standards. Additionally, audit related fees for the year 2003 include work performed in anticipation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, limited to data entry of the Company's policies and procedures into the project management database of Section 404 compliance.

      Tax fees as of the years ended December 31, 2004 and 2003, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice.

      There were no other professional services rendered during 2004 or 2003.

-------------------
* The aggregate fees included in Audit Fees are fees billed for the fiscal years for the audit of the registrant's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

                                     ITEM 2
      APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF
              THE AUDIT COMMITTEE TO SET THE AUDITORS REMUNERATION

      Under Bermuda law, our shareholders have the responsibility to appoint the independent auditors of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration. At the annual general meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditors and to authorize the Audit Committee of the Board of Directors to set the independent auditors' remuneration. PricewaterhouseCoopers LLP, or a predecessor, has been our independent auditors since May 1987.

      A representative from PricewaterhouseCoopers LLP is expected to be present at the annual general meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

DIRECTORS' RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITORS' REMUNERATION.

                                     ITEM 3
        AMENDMENT TO AMENDED AND RESTATED BYE-LAWS TO REQUIRE SHAREHOLDER
               APPROVAL OF CERTAIN DISPOSITIONS OF COMPANY ASSETS

      The Company's Board of Directors has unanimously approved an amendment to the Company's Amended and Restated Bye-Laws (the "Bye-Law Amendment") and has voted to recommend that the shareholders approve the Bye-Law Amendment. The proposed Bye-Law Amendment would require the affirmative vote of holders of a majority of the outstanding shares of the Company entitled to vote on the relevant record date for the approval of the disposition (whether by sale, lease or exchange) of all or substantially all of the Company's property and/or assets (an "Asset Sale"). The proposed Bye-Law Amendment, if adopted, would amend the Bye-Laws of the Company by adding the following new bye-law:

               "87 Sale, Lease or Exchange of Assets. The Board of Directors is hereby expressly authorized to sell, lease or exchange all or substantially all of the Company's property and assets, including the company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may coexist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Company, subject to the authorization by a Resolution adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto. Notwithstanding authorization or consent to a proposed sale, lease or exchange of the Company's property and assets by the shareholders, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto."

Existing bye-law number 87, "Alteration of Bye-Laws," will be renumbered as bye-law number 88. No other provisions of the Bye-Laws will be affected by the Bye-Law Amendment, save consequential amendments to the Bye-Laws necessitated by the Bye-Law Amendment.

      The Board of Directors of the Company is asking shareholders to consider and adopt the proposed Bye-Law Amendment in order to grant the shareholders the right to vote upon any proposed Asset Sale. The Bye-Law amendment, if adopted, will prevent the Board of Directors from causing the consummation of an Asset Sale without the prior approval of the holders of a majority of the shares of the Company. The Board of Directors has approved the Bye-Law Amendment in adherence with its commitment to maintain good corporate governance and in this case to conform the Company's Bye Laws with respect to the approval of Asset Sales with the Delaware corporate law provisions regarding such dispositions.

     The proposed Bye-Law Amendment is permitted under Bermuda law and is consistent with the rules of AMEX. The Bye-Law Amendment is not the result of any specific efforts to consummate an Asset Sale of which the Company is aware. Pursuant to the Amended and Restated Bye-Laws of the Company, the proposed Bye-Law Amendment, if adopted, may only be amended or repealed by the affirmative vote of the holders of a majority of the Company's outstanding shares.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Company's outstanding shares is required for the approval of the Bye-Law Amendment. The Bye-Law Amendment will become effective upon such approval.

DIRECTORS' RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED BYE-LAWS TO REQUIRE SHAREHOLDER APPROVAL OF CERTAIN DISPOSITIONS OF COMPANY ASSETS.

                                     ITEM 4
      AMENDMENT TO 2003 EMPLOYEE STOCK PLAN TO MAKE NONEMPLOYEE DIRECTORS
                              ELIGIBLE PARTICIPANTS

PROPOSED AMENDMENT

      The Board of Directors believes that equity compensation awards are vital to attract, retain and motivate highly qualified directors, officers and other key employees, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of common stock, and to encourage them to identify with shareholders through stock ownership. To this end, the Board of Directors established, and the shareholders previously approved, our 2003 Employee Stock Plan. The Board of Directors is now seeking approval to amend the 2003 Employee Stock Plan to make nonemployee directors of the Company eligible to receive awards of restricted stock under such plan. We are not proposing to increase the number of shares available under the Plan. The Board of Directors has voted to amend the 2003 Employee Stock Plan (as amended, the "Plan"), subject to shareholder approval at the annual general meeting, to make nonemployee directors eligible to receive awards of restricted stock under the Plan. The plan pursuant to which the nonemployee directors of the Company historically have received stock options (the 1999 Stock Option Plan for Non-Employee Directors) does not contemplate awards of restricted stock and recent accounting pronouncements requiring the expensing of stock options may make awards of restricted stock preferable to awards of stock options. The full text of the proposed amendment to the Plan is as follows:

               Section 2(l). "'Eligible Recipient' means an employee or officer of the Company or of any Subsidiary or Affiliate, and in the case of awards of Restricted Stock, shall include nonemployee directors of the Company."

PLAN DESCRIPTION

      The following is a brief description of the relevant features of the Plan. It does not purport to be complete and is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.

      GENERAL. We have reserved for issuance under the Plan a maximum of 3,500,000 common shares. If an award granted under the Plan expires or is terminated, the common shares underlying the award will again be available under the Plan. In addition, to the extent common shares are used to exercise any award (as described below) or to satisfy tax withholding obligations under the Plan, an equal number of shares will remain available for issuance under the Plan. No individual may be granted awards under the Plan in any calendar year covering more than 1,500,000 shares.

      In the event of any change in the Company's capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the Plan provides for appropriate adjustments in the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to awards.

      TYPES OF AWARDS. The following awards may be granted under the Plan:

            [X] stock options, including incentive stock options and non-qualified stock options,

            [X]   restricted stock,

            [X]   restricted stock units,

            [X]   stock appreciation rights, and

            [X]   stock bonuses.

The amendment to the Plan would permit nonemployee directors to receive restricted stock awards under the Plan, but no other forms of awards could be made to nonemployee directors.

      ADMINISTRATION. The terms and conditions of each award granted under the Plan will be set forth in a written award agreement relating to the award. The Governance and Nominating Committee of the Board of Directors recommends compensation (including the amount and form of equity awards) for the nonemployee directors to the full Board of Directors, which sets the compensation for the nonemployee directors. Accordingly, specific grants under the Plan will be made in the discretion of the Board of Directors.

      RESTRICTED STOCK. The Plan provides for awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock is conditioned upon the attainment of certain performance goals established by the Committee at the time of grant.

      CHANGE IN CONTROL. The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full.

      AMENDMENT AND TERMINATION. The Board of Directors may modify or terminate the Plan or any portion of the Plan at any time, except that an amendment that requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment shall be subject to approval of our shareholders if it materially increases the benefits accruing to participants under the Plan, materially increases the number of shares that may be issued under the Plan, or materially modifies the requirements for participation in the Plan. Any amendment to the Plan or an award agreement that accelerates the date on which an award is exercisable or payable or that reduces the exercise price of any outstanding option will also be subject to the approval of our shareholders. No awards may be granted under the Plan after the day prior to the tenth anniversary of the date of its approval by the Company's shareholders, but awards granted prior to that time can continue after such time in accordance with their terms.

REQUIRED VOTE

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on this proposal is required for the approval of the amendment to the Plan. The amendment to the Plan will become effective upon such approval.

DIRECTORS' RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2003 EMPLOYEE STOCK PLAN.

                                     ITEM 5
      SHAREHOLDER PROPOSAL TO REQUIRE THE COMPANY TO ADOPT A POLICY THAT A
        SIGNIFICANT AMOUNT OF FUTURE STOCK GRANTS TO SENIOR EXECUTIVES BE
                               PERFORMANCED-BASED


      ProxyVote Plus, LLC, 2 Northfield Plaza, Northfield, IL 60093, on behalf of the United Association S&P 500 Index Fund, One Freedom Valley Drive, Oaks, PA 19456, which owns 12,032 common shares of the Company, notified the Company that it intends to present the following proposal and related supporting statement at the annual general meeting of shareholders:


      RESOLVED, that the shareholders of Nabors request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index;
(2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.

SUPPORTING STATEMENT

      As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company's peer group.


      Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company's stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

      Our shareholder proposal requests that the Company's Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives' compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

      Leading investors and market observers, such as Warren Buffet and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to often reward mediocre or poor performance. The Conference Board's Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.

      At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.

REQUIRED VOTE

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on this proposal is required for the approval of this shareholder proposal.

DIRECTORS' RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

      After careful consideration, and for the reasons set forth below, the Board believes that the proposal to require the Compensation Committee to adopt a policy that a significant portion of future stock option grants to senior executives be indexed options, premium-priced options, or performance vesting options is not in the best interests of the Company or its stockholders for the following reasons:


      1. We believe strongly in, and have a long history of, linking employee compensation to company performance. Historically, our compensation programs have included a higher proportion of compensation delivered through pay-for-performance incentives and long-term equity compensation, equating to more compensation risk for our executives than for the employees of competitor companies. Our programs historically have provided for lower-than-market base salaries and higher-than-market equity incentives. This philosophy has contributed to the Company's relatively better financial performance in times of weaker financial market performance. Conversely, in times of excellent performance, it yields higher total compensation, rewarding employees for sustained excellent performance.


      2. Fixed-price stock options already are performance-based because the exercise price equals the market value of Company's common stock on the date of award. Accordingly, no economic benefit is conferred on the optionee unless the Company's stock increases in value subsequent to the award date. Stock options generally vest over a period of years. These vesting periods require long-term focus on company performance in order for the employee to realize any value from the exercise of stock options. We believe it appropriate for there to be elements of equity-based compensation in which employees are able to realize the full benefits of positive market performance and experience the effects of negative market performance, as do shareholders. We believe that fixed-price stock options provide an objective performance metric that is directly aligned with the interests of stockholders and is an appropriate performance measure for the Company.

      3. We believe that the shareholder proposal is unnecessary because the Company's compensation programs already have significant performance and time-based components and that implementing such proposal would adversely affect the Company's ability to attract and retain the most qualified senior executives. Because few companies have adopted indexed or premium-priced options, adoption of the proponent's proposal could place the Company in a competitively disadvantageous position in attracting and retaining executive talent, as our peers would not similarly be restricted in the types of incentive awards available for award. We considered and rejected the concept of implementing premium-priced options because, in order to place the Company's executives on a "level playing field" with companies which have not adopted indexed or premium-priced options, the size of the awards made upon achieving the arbitrarily determined threshold would need to be increased incrementally, which we did not and do not believe to be in the best interests of the Company's shareholders.


      4. We believe it is appropriate for the Compensation Committee to retain the flexibility to structure compensation programs taking into account circumstances as they exist from time to time. Changing economic and industry conditions, accounting requirements and tax laws, together with evolving governance trends, all mitigate in favor of preserving the flexibility of the Compensation Committee to structure equity incentives as they deem appropriate from time to time to balance the corporate objectives they wish to promote with appropriate compensation metrics. The shareholder proposal would needlessly limit that flexibility.


      The Board believes that the Company's current equity compensation programs work well and have been a strong contributing factor to the Company's success over the years, providing real value to its stockholders. The Board believes that it is in the best interests of stockholders to give the Compensation Committee the flexibility and discretion to use compensation and equity incentive tools as appropriate based on the circumstances and information available at the time. For this reason and the reasons stated above, the Board believes that the adoption of the stockholder proposal is unnecessary and detrimental to the long-term interests of the Company's stockholders and therefore unanimously recommends a vote "AGAINST" the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL TO REQUIRE THE COMPANY TO ADOPT A POLICY THAT A SIGNIFICANT AMOUNT OF FUTURE STOCK GRANTS TO SENIOR EXECUTIVES BE PERFORMANCED-BASED.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Nabors directors and executive officers, and persons who own more than 10% of a registered class of Nabors' equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Nabors. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish Nabors with copies of all Section 16(a) forms which they file.

      To our knowledge, based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to us during 2004 and Form 5 and amendments thereto furnished to us with respect to the year 2004, and written representations that no other reports were required, all Section 16(a) filings required to be made by Nabors' officers, directors and greater than 10% beneficial owners with respect to the fiscal year 2004 were timely filed, except Mr. Alexander Knaster filed a late Form 3 with respect to his initial holdings.

                               SHAREHOLDER MATTERS

      Bermuda has exchange controls which apply to residents in respect of the Bermudian dollar. As an exempt company, Nabors is considered to be nonresident for such controls; consequently, there are no Bermuda governmental restrictions on the Company's ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

      There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends, if any, paid by Nabors to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors common shares (other than by shareholders resident in Bermuda).

                             STOCK PERFORMANCE GRAPH

      The following graph illustrates comparisons of five-year cumulative total returns among Nabors Industries Ltd., the S&P 500 Index and the Dow Jones Oil Equipment and Services Index. Total return assumes $100 invested on December 31, 1999 in shares of Nabors Industries Ltd., the S&P 500 Index, and the Dow Jones Oil Equipment and Services Index. It also assumes reinvestment of dividends and is calculated at the end of each calendar year, December 31, 2000 to December 31, 2004.

                                  [LINE GRAPH]

                                                 2000       2001       2002        2003        2004
                                                 ----       ----       ----        ----        ----
NABORS INDUSTRIES LTD.                            191        110        114        134          166

S&P 500 Index                                      91         80         62         80           89

Dow Jones Oil Equipment and Services Index        148        102         94        108          146

                              SHAREHOLDER PROPOSALS


      Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2006 annual general meeting of shareholders must submit their proposals and their proposals must be received at our principal executive offices no later than January 11, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.


      In accordance with our Bye-Laws, in order to be properly brought before the 2006 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Secretary of Nabors at Nabors Industries Ltd., 2nd Floor, International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados, not less than sixty (60) nor more than ninety
(90) days prior to the first anniversary of this year's annual general meeting (provided, however, that if the 2006 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-Laws (and not pursuant to the SEC's Rule 14a-8) generally must be received no earlier than March 9, 2006 and no later than April 8, 2006.

                                  OTHER MATTERS

      The Board knows of no other business to come before the annual general meeting. However, if any other matters are properly brought before the annual general meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

      COSTS OF SOLICITATION. We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004 to solicit proxies on behalf of the Board of Directors at an estimated cost of $15,000 plus reasonable out-of-pocket expenses. Proxies may be solicited on behalf of the Board of Directors by mail, in person and by telephone. Proxy materials will also be provided for distribution through brokers, custodians, and other nominees and fiduciaries. We will reimburse such parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

      FINANCIAL STATEMENTS. The financial statements for the Company's 2004 fiscal year will be presented at the annual general meeting.

      SHAREHOLDER COMMUNICATIONS WITH DIRECTORS. Shareholders may contact any of the Company's directors, a committee of the Board of Directors, the Board's independent directors as a group or the Board generally, by writing to them at Nabors Industries Ltd., 2nd Floor, International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados. Shareholder communications received in this manner will be handled in accordance with procedures approved by the Board's independent directors. The Board's Policy Regarding Shareholder Communications with the Board of Directors is available at www.nabors.com. In addition, the Company encourages directors to attend the annual general meeting of shareholders. Four directors attended the 2004 annual general meeting of shareholders.

                                                          NABORS INDUSTRIES LTD.

                                                          /s/ Daniel McLachlin

                                                          DANIEL MCLACHLIN


Dated: May 9, 2005                                        Secretary

                             NABORS INDUSTRIES LTD.

                            2003 EMPLOYEE STOCK PLAN

SECTION 1. PURPOSE OF PLAN.

                  The name of this plan is the Nabors Industries Ltd. 2003 Employee Stock Plan (the "Plan"). The purpose of the Plan is to provide additional incentive to those officers and employees of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses. The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

SECTION 2. DEFINITIONS.

                  For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

                  (a) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with
Section 3 hereof.

                  (b) "Affiliate" means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

                  (c) "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Stock Bonus under the Plan.

                  (d) "Award Agreement" means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                  (e) "Board" means the Board of Directors of the Company.

                  (f) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (h) "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in section 162(m) of the Code.

                  (i) "Common Shares" means the common shares, par value $0.001 per share, of the Company.

                  (j) "Company" means Nabors Industries Ltd., a Bermuda exempt company (or any successor corporation).

                  (k) "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

                  (l) "Eligible Recipient" means an employee or officer of the Company or of any Subsidiary or Affiliate.

                  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (n) "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                  (o) "Fair Market Value" of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

                  (p) "Freestanding SAR" means an SAR that is granted independently of any Options, as described Section 11 hereof.

                  (q) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

                  (r) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

                  (s) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                  (t) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

                  (u) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

                  (v) "Performance Goal" shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a Subsidiary: (i) income before federal taxes and net interest expense;
(ii) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (iii) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (iv) earnings growth, revenues, expenses, share price, market share, return on assets, return on capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (v) adjusted cash flows or adjusted income derived from operating activities; and/or (vi) a percentage of cash flow in excess of a percentage of shareholders' average book equity.

                  (w) "Restricted Stock Unit" means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

                  (x) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

                  (y) "Shares" means Common Shares and the common equity of any successor security.

                  (z) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

                  (aa) "Stock Bonus" means the right to receive a Share granted pursuant to Section 10 hereof.

                  (bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (cc) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

SECTION 3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

                           (i) to select those Eligible Recipients who shall be Participants;

                           (ii) to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus are to be granted hereunder to Participants;

                           (iii) to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

                           (iv) to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

                           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

                           (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                           (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

                  (b) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  (c) The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates if the period equals or exceeds one year (or if the period is shorter, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations as defined in APB Opinion No. 30 or FAS No. 144, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

                  (d) Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Subsidiary.

                  (e) If at any time (whether before or after termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

                  (a) There shall be reserved and available for issuance under the Plan 3,500,000 Common Shares. The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

                  (b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares,
(ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus are forfeited, (iii) payment for an Option upon exercise is made with

Shares owned by the Optionee for at least six months on the date of surrender or
(iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

                  (c) The aggregate number of Shares with respect to which Awards (including Awards payable in cash but denominated in Common Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 1,500,000.

SECTION 5. EQUITABLE ADJUSTMENTS.

                  In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of common shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

SECTION 6. ELIGIBILITY.

                  The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

SECTION 7. OPTIONS.

                  (a) General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

                  (b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a "Ten Percent Owner") of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

                  (c) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                  (d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

                  (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed broker-assisted exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or
(iii) any combination of the foregoing.

                  (f) Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

                  (g) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, or (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant.

                  (h) Termination of Employment or Service. Except as otherwise provided in an Award Agreement, if a Participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason, all outstanding Options granted to such Participant shall expire on the date of such termination (whether or not then vested or exercisable). Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                  (i) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

SECTION 8. RESTRICTED STOCK.

                  (a) General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the

Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

                  (b) Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

                  (c) Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a share certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the share certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                  (d) Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Restricted Period shall be not less than three years, provided that the Restricted Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

                  (e) Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

                  (f) Termination of Employment. The rights of Participants granted an Award of Restricted Stock upon termination of employment with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

SECTION 9. RESTRICTED STOCK UNITS

                  (a) Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of preestablished Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

                  (b) Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company's sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests. Notwithstanding the foregoing provisions of this Section 9, if a Restricted Stock Unit is to be settled in Common Shares, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals.

                  (c) Termination of Employment. The rights of Participants granted a Restricted Stock Unit upon termination of employment with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

SECTION 10. STOCK BONUS AWARDS

                  In the event that the Administrator grants a Stock Bonus, a certificate for the Common Shares constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant's salary or cash bonus equal to such Fair Market Value.

SECTION 11. STOCK APPRECIATION RIGHTS.

                  (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of preestablished Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

                  (b) Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

                  (c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

                  (d) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

                  (e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

                  (f) Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

                  (g) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                           (i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

                           (ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

SECTION 12. EFFECT OF CHANGE IN CONTROL.

                  The Administrator in its discretion may provide that, upon the occurrence of a change in control (as such term may be defined in an Award Agreement) or upon termination of employment under specified circumstances during a specified period following such a change in control, all as specified in the applicable Award Agreement, all outstanding Shares of Restricted Stock, and Restricted Stock Units granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such Shares and Units shall immediately lapse, and each Option and Stock Appreciation Right granted to a Participant and outstanding at such time shall become fully and immediately exercisable.

SECTION 13. AMENDMENT AND TERMINATION.

                  (a) The Board may amend, alter or discontinue the Plan, but
(i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, and (ii) any amendment shall be subject to approval of shareholders if it (A) materially increases the benefits accruing to Participants under the Plan, (B) materially increases the number of Shares that may be issued under the Plan, or (C) materially modifies the requirements for participation in the Plan. Unless the Board determines otherwise, the Board shall obtain approval of shareholders of the Company for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, section 422 of the Code, stock exchange rules or other applicable law.

                  (b) The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but (i) unless approved by the shareholders of the Company, no such amendment shall (A) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable or (B) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any Restricted Stock, Restricted Stock Units, or Stock Bonus, and (ii) subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

                  (c) Notwithstanding the foregoing provisions of this Section 13, any decrease in the Exercise Price of any outstanding Option (whether effected by amendment to the Plan or an Award Agreement) shall be subject to the approval of the shareholders of the Company.

SECTION 14. UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 15. WITHHOLDING TAXES.

                  (a) Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

                  (b) If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

SECTION 16. GENERAL PROVISIONS.

                  (a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

                  (b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

                  (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

                  (d) No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (e) If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                  (f) The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

                  (g) Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

SECTION 17. SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

                  The Plan shall be effective as of the date of its approval by the Company's shareholders.

SECTION 18. TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's shareholders, but Awards theretofore granted may extend beyond that date.

PROXY


                             NABORS INDUSTRIES LTD.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing on the reverse by this proxy appoints Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all common shares of Nabors Industries Ltd. held of record by the undersigned at the close of business on April 8, 2005 at Nabors' annual general meeting of shareholders to be held on June 7, 2005 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.


1. ELECTION OF DIRECTORS: Election of three Class II directors of Nabors to serve until the 2008 annual general meeting of shareholders or until their respective successors are elected and qualified.

                   Nominees: Anthony G. Petrello, Myron M. Sheinfeld
                             and Martin J. Whitman


2. APPOINTMENT OF AUDITORS AND AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS REMUNERATION: Appointment of PricewaterhouseCoopers LLP as independent auditors and to authorize the Audit Committee of the Board of Directors to set auditors' remuneration.


3. MANAGEMENT PROPOSAL: Approval of an amendment to the Amended and Restated Bye-Laws to require shareholder approval of certain dispositions of the Company's assets.


4. MANAGEMENT PROPOSAL: Approval of an amendment to the Company's 2003 Employee Stock Plan to make nonemployee directors eligible participants under such plan.


5. SHAREHOLDER PROPOSAL: Shareholder Proposal to require the Company to adopt a policy that a significant amount of future stock grants to senior executives be performance-based.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOX, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS, FOR THE AMENDMENT TO THE BYE-LAWS, FOR THE AMENDMENT TO THE 2003 EMPLOYEE STOCK PLAN AND AGAINST THE SHAREHOLDER PROPOSAL IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                                                              SEE REVERSE
                                                                 SIDE

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1, 2, 3, AND 4.
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________


1.     Election of Directors            FOR    WITHHELD           2.     Appointment of              FOR       AGAINST      ABSTAIN
                                                                         PricewaterhouseCoopers
             Anthony G. Petrello        [ ]       [ ]                    LLP as independent          [ ]         [ ]          [ ]
             Myron M. Sheinfeld                                          auditors and to
             Martin J. Whitman                                           authorize the Audit
                                                                         Committee of the
       For, except vote withheld from                                    Board of Directors
       the following nominee (s):                                        to set auditors's
       ____________________________                                      remuneration.


3.     Amendment to             FOR   AGAINST   ABSTAIN           4.     Amendment to                FOR       AGAINST      ABSTAIN
       Amended and                                                       2003 Employee
       Restated Bye-Laws        [ ]     [ ]       [ ]                    Stock Plan to               [ ]         [ ]          [ ]
       to require                                                        make nonemployee
       shareholder                                                       directors
       approval of certain                                               eligible
       dispositions of                                                   participants
       Company's assets.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________


5.     Shareholder              FOR   AGAINST   ABSTAIN
       Proposal to require
       the Company to           [ ]     [ ]       [ ]
       adopt a policy that
       a significant amount
       of future stock
       grants to senior
       executives be
       performance based.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting (including a motion to adjourn the meeting) and at any adjournment of the meeting.

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.


----------------------------------------------
Signature                           Date


----------------------------------------------
Signature                           Date